AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 18, 1999 ("Agreement"), among Staten Island Bancorp, Inc. ("Bancorp"), a Delaware corporation, Staten Island Savings Bank (the "Bank"), a federally-chartered savings bank and a wholly-owned subsidiary of Bancorp, First State Bancorp ("FSB"), a New Jersey corporation, and First State Bank ("First State"), a New Jersey-chartered commercial bank and wholly-owned subsidiary of FSB.

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Bancorp, the Bank, FSB and First State have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the willingness of Bancorp to enter into this Agreement, certain directors and stockholders of FSB are concurrently entering into a Stockholder Agreement with Bancorp and the Bank (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such stockholders agree to vote their shares of FSB Common Stock (as defined below) in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 The Merger. Subject to the terms and conditions of this Agreement and subject to and in accordance with an Agreement of Merger, a copy of which is attached hereto as Exhibit B (the "Agreement of Merger"), between FSB and SIB Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of Bancorp ("Interim") to be formed in connection with the transactions contemplated hereby, at the Effective Time (as defined in Section 1.05 hereof), Interim shall be merged with and into FSB in accordance with Section 14A:10-7 of the New Jersey Business Corporation Act ("NJBCA") (the "Merger"), with FSB as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the Surviving Corporation shall be merged with and liquidated into Bancorp (the

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"Liquidation")   in  accordance  with  an  Agreement  and  Plan  of  Merger  and
Liquidation, a copy of which is attached hereto as Exhibit C.

         1.02  Effect of the  Merger.  As of the  Effective  Time (as defined in
Section 1.05 hereof), the Surviving Corporation shall be considered the same business and corporate entity as each of FSB and Interim and thereupon and thereafter, all the property, rights, powers and franchises of each of FSB and Interim shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of FSB and Interim and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of FSB and Interim in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of FSB and Interim is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of FSB and Interim if the Merger had not occurred. At the Effective Time, the directors and officers of the Surviving Corporation shall be the persons designated in Section 1.04. Following consummation of the Liquidation, Bancorp shall cause First State to merge with and into the Bank, with the Bank as the resulting institution.

         1.03 Certificate of Incorporation and Bylaws. As of the Effective Time, the Certificate of Incorporation and Bylaws of FSB shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         1.04 Directors and Officers. As of the Effective Time, the directors and officers of Interim shall become the directors and officers of the Surviving Corporation.

         1.05 Effective Time. The Merger shall become effective upon the occurrence of the filing of a Certificate of Merger with the Secretary of State of the State of New Jersey, unless a later date and time is specified as the effective time in such Certificate of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the later of (i) January 4, 2000 or (ii) the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of Bancorp or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Bancorp, the Bank, FSB and First State the certificates and other documents required to be delivered under Article V hereof.

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         1.06 Modification of Structure.  Notwithstanding  any provision of this
Agreement to the contrary, Bancorp, with the prior written consent of FSB, which consent shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i)
there  are  no  material   adverse  federal  income  tax   consequences  to  the
stockholders of FSB as a result of such modification, (ii) the consideration to be paid to holders of FSB Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Closing.

         1.07 Conversion of FSB Common Stock. As of the Effective Time, each share of common stock, stated value $5.00 per share, of FSB (the "FSB Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares held by FSB (including treasury shares) or Bancorp or the Bank other than in a fiduciary capacity, which shares shall be cancelled) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and by operation of law be converted into and represent the right to receive from Bancorp, $174.93 in cash (the "Merger Consideration"). The aggregate consideration of $84.0 million to be paid for the conversion of all outstanding shares of FSB Common Stock is hereinafter referred to as the "Aggregate Merger Consideration." Currently, there are 480,197 shares of FSB Common Stock issued and outstanding and no other capital stock or right to purchase or acquire shares of capital stock of FSB are issued or outstanding.

         1.08     Exchange Procedures

         (a) As of the Effective Time, Bancorp shall deposit in trust with an exchange agent designated by Bancorp (the "Exchange Agent") cash in an amount equal to the Aggregate Merger Consideration. No later than five business days following the Effective Time, Bancorp shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of FSB Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of FSB Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of FSB Common Stock in exchange for the consideration set forth in Section 1.07 hereof deliverable in respect thereof pursuant to this Agreement. Within five business days following receipt of surrendered certificates and a properly completed letter of transmittal, the Exchange Agent shall deliver the Merger Consideration to each former FSB shareholder. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

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         (b) Each  outstanding  certificate  which prior to the  Effective  Time represented FSB Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence the right to receive the Merger Consideration. After the Effective Time, there shall be no further transfer on the records of FSB of certificates representing shares of FSB Common Stock and if such certificates are presented to FSB for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided.

         (c) Bancorp shall not be obligated to deliver the Merger Consideration to which a holder of FSB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of FSB Common Stock for exchange as provided in this
Section 1.08, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Bancorp. If payment of the Merger Consideration is to be made in a name other than that in which the certificate evidencing FSB Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such payment pay to the Exchange Agent in advance, any transfer or other tax required by reason of the payment in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) Any portion of the Merger Consideration delivered to the Exchange Agent by Bancorp pursuant to Section 1.07 that remains unclaimed by the shareholders of FSB for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Bancorp. Any shareholders of FSB who have not exchanged their shares of FSB Common Stock for the Merger Consideration in accordance with this Agreement shall thereafter look only to Bancorp for the consideration deliverable in respect of each share of FSB Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of FSB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Bancorp (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of FSB to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Bancorp and the Exchange Agent shall be entitled to deposit any

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consideration  represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.09 Withholding Rights. Bancorp (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of FSB Common Stock such amounts as Bancorp is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of FSB Common Stock in respect of which such deduction and withholding was made by Bancorp.

                  No holder of Bancorp common stock, $.01 par value per share ("Bancorp Common Stock") shall be entitled to relief as a dissenting shareholder pursuant to the Delaware General Corporation Law ("DGCL") or otherwise.

         1.10 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of FSB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, FSB and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of FSB or otherwise to take any and all such action.

         1.11 Interim Shares. Each outstanding share of common stock of Interim, $.01 par value per share ("Interim Common Stock"), on the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of shares of the Surviving Corporation, which shall constitute all of the outstanding common stock of the Surviving Corporation.


                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF FSB
                                 AND FIRST STATE

         References to "FSB Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by FSB to Bancorp. FSB

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and First State hereby  represent and warrant to Bancorp and the Bank as follows as of the date hereof:

         2.01     Corporate Organization.

         (a) FSB is a corporation duly organized, validly existing and in good standing under the laws of New Jersey. FSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of FSB. FSB is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). FSB Disclosure Schedule 2.01(a) sets forth true and complete copies of the Certificate of Incorporation and Bylaws of FSB as in effect on the date hereof.

         (b) The only direct or indirect subsidiaries of FSB are First State and 1st State Investment Co., Inc., a New Jersey corporation and wholly owned subsidiary of First State ("Investment"). (First State and Investment are hereinafter referred to collectively as the "Subsidiaries.") The Subsidiaries
(i) are duly organized, validly existing and in good standing under the laws of New Jersey, (ii) have the corporate power and authority to own or lease all of their properties and assets, and (iii) are duly licensed or qualified to do business and are in good standing in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole. FSB and the Subsidiaries have satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with their state and/or federal regulatory agencies. Other than the Subsidiaries and except as set forth in FSB Disclosure Schedule 2.01(b), FSB does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         2.02 Capitalization. The authorized capital stock of FSB consists of 2,000,000 shares of FSB Common Stock, of which 480,197 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. All issued and outstanding shares of capital stock of FSB have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. FSB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of FSB or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

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         2.03     Authority; No Violation.

         (a) Subject to the approval of this Agreement by the stockholders of FSB, FSB and First State have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the boards of directors of FSB and First State. Except for the adoption by FSB's stockholders of this Agreement, no other corporate proceedings on the part of FSB or First State are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by FSB and First State and constitutes the valid and binding obligation of FSB and First State, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Subject to the approval of this Agreement by the stockholders of FSB, FSB has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by FSB and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of FSB. The Agreement of Merger, upon its execution and delivery by FSB, will constitute a valid and binding obligation of FSB, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by FSB and First State, the execution and delivery of the Agreement of Merger by FSB, the consummation by FSB and First State of the transactions contemplated hereby in accordance with the terms hereof, the consummation by FSB of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by FSB and First State with any of the terms or provisions hereof or compliance by FSB with any terms or provisions of the Agreement of Merger, will
(i) violate any provision of the Certificate of Incorporation or Bylaws of FSB or the Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FSB or the Subsidiaries or any of their respective properties or assets, or (iii) except as disclosed in FSB Disclosure Schedule 2.03(c), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FSB or the Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FSB or the Subsidiaries

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are a party,  or by which any of their  respective  properties  or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in FSB Disclosure Schedule 2.03(c) and for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System ("FRB"), the New
Jersey   Commissioner  of  Banking   ("Commissioner"),   the  Office  of  Thrift
Supervision ("OTS"), the Secretary of State of the State of Delaware, the Secretary of State of the State of New Jersey and the stockholders of FSB, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of FSB in connection with (a) the execution and delivery of this Agreement by FSB and First State or the execution and delivery of the Agreement of Merger by FSB, and
(b) the completion by FSB and First State of the transactions contemplated hereby or the completion by FSB of the transactions contemplated by the Agreement of Merger.

         2.04     Financial Statements.

         (a) FSB has previously delivered to Bancorp copies of the consolidated balance sheets of FSB as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, in each case accompanied by the audit report of KPMG LLP, independent public accountants, as well as the unaudited consolidated balance sheets of FSB as of March 31, 1999 and the related unaudited consolidated statements of income and shareholders' equity for the three months ended March 31, 1999 and 1998. The consolidated balance sheets of FSB referred to herein, as well as the financial statements to be delivered pursuant to Section 4.04 hereof, (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the consolidated financial condition of FSB as of the respective dates set forth therein, and the related consolidated statements of income, shareholders' equity and cash flows, if applicable (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated income, shareholders' equity and, if applicable, cash flows of FSB for the respective periods or as of the respective dates set forth therein (it being understood that FSB's interim financial statements are not audited and are not prepared with all related notes but have been, or will be, prepared in compliance with all applicable legal and regulatory accounting requirements and reflect all adjustments which are, in the opinion of FSB, necessary for a fair presentation of such financial statements).

         (b)  Each  of the  audited  financial  statements  referred  to in this
Section 2.04 (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of FSB are being maintained in material compliance with applicable legal and accounting requirements.

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         (c) Except to the extent  reflected,  disclosed or reserved  against in the  consolidated  financial  statements  referred  to in the first  sentence of
Section 2.04(a) or the notes thereto, and except for liabilities incurred since March 31, 1999 in the ordinary course of business and consistent with past practice, FSB does not have any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of FSB and the Subsiaries taken as a whole.

         2.05     Absence of Certain Changes or Events.

         (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of FSB and the Subsidiaries taken as a whole since March 31, 1999 and to the best knowledge of FSB and First State, no fact or condition exists which FSB or First State believes will cause such a material adverse change in the future.

         (b) Except as set forth in FSB Disclosure Schedule 2.05(a), FSB has not taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1999 and the date hereof.

         2.06 Legal Proceedings. Except as disclosed in FSB Disclosure Schedule 2.06, none of FSB or either of the Subsidiaries is a party to any, and there are no pending or, to the best knowledge of FSB and First State, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against FSB or the Subsidiaries, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of FSB and First State will not have a material adverse effect on the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole. None of FSB or either of the Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole.

         2.07     Taxes and Tax Returns.

         (a) FSB and the Subsidiaries have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and have duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Bancorp) and (ii) have not finally been determined. FSB has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable for periods ending on or prior to the Effective Time, whether or not disputed or accrued. Except as set forth in FSB Disclosure Schedule 2.07(a), (i) the federal income tax returns of FSB have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the New Jersey income tax returns of FSB have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon FSB, nor has FSB given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

         (b) Except as set forth in FSB Disclosure Schedule 2.07(b), FSB (i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by FSB (nor does FSB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon FSB.

         2.08     Employee Benefit Plans.

         (a) Each employee benefit plan currently maintained by FSB or the Subsidiaries or arrangement of FSB or the Subsidiaries which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in FSB Disclosure
Schedule 2.08(a) ("FSB Plans"). FSB has previously furnished to Bancorp true and complete copies of each of the FSB Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified FSB Plans, (ii) the most recent annual reports filed with any government agency, and
(iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified FSB Plans.

         (b) Each FSB Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

         (c) None of FSB or either of the Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) None of FSB, the Subsidiaries or, to the best knowledge of FSB and First State, any trustee, fiduciary or administrator of an FSB Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject FSB, or, to the best knowledge of FSB and First State, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said
Section 4975.

         (e) No FSB Plan or any trust created thereunder has been terminated since 1982.

         (f) No FSB Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

         (g) Each of the FSB Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and FSB is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

         2.09 Regulatory Reports. FSB and First State have duly filed with the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and FSB has delivered or made available to Bancorp accurate and complete copies of such reports. FSB Disclosure Schedule 2.09 lists all examinations of FSB or the Subsidiaries conducted by the applicable regulatory authorities since January 1, 1994 and the dates of any responses thereto submitted by FSB or the Subsidiaries. In connection with the most recent examinations of FSB or the Subsidiaries by the applicable regulatory authorities, none of FSB or the Subsidiaries were required to correct or change any action, procedure or proceeding which FSB or the Subsidiaries believe has not been now corrected or changed as required.

         2.10     Compliance with Applicable Law.

         (a) FSB and the Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of FSB and First State, no suspension or cancellation of any of the same is threatened.

         (b) None of FSB or either of the Subsidiaries is in violation of its Certificate of Incorporation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of FSB and First State taken as a whole, and neither FSB nor First State has received any notice or communication from any federal, state or local governmental authority asserting that FSB or First State is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of FSB and First State taken as a whole. Neither FSB nor First State is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all commercial banks issued by governmental authorities), and has not received any written communication requesting that it enter into any of the foregoing.

         2.11 Deposit Insurance. The deposit accounts of First State are insured by the Bank Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and First State has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         2.12     Certain Contracts.

         (a) Except as disclosed in FSB Disclosure Schedule 2.12(a), none of FSB or either of the Subsidiaries is a party to, is bound by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by FSB or the Subsidiaries or the guarantee by FSB or the Subsidiaries of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of FSB or the Subsidiaries, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of FSB or the Subsidiaries upon execution of this Agreement and the Agreement of Merger or upon or following consummation of the transactions contemplated by this Agreement or the Agreement of Merger
(either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which FSB or either of the Subsidiaries is a party or by which any of the same is bound which limits the freedom of FSB or the Subsidiaries to compete in any line of business or with any person, or (vi) any other agreement, arrangement or understanding to which FSB or either of the Subsidiaries is a party and which is material to the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

         (b) None of FSB or the Subsidiaries is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole or the transactions contemplated hereby, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         2.13     Properties and Insurance.

         (a) All real and personal property owned by FSB or either of the Subsidiaries or presently used by them in their respective businesses is in adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of FSB and the Subsidiaries in the ordinary course of business consistent with their past practices. FSB and each of the Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in FSB's consolidated balance sheet as of March 31, 1999, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1999), subject to no encumbrances, liens, mortgages, securities interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated balance sheet or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, securities interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. FSB and the Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by FSB and the Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right in a way that would materially adversely affect the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole. FSB Disclosure Schedule 2.13(a) sets forth an accurate listing of each lease pursuant to which FSB or the Subsidiaries act as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

         (b) The business operations and all insurable properties and assets of FSB and the Subsidiaries are insured for its benefit against all risks which, in the reasonable judgment of the management of FSB and First State, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of FSB and First State adequate for the business engaged in by FSB and First State. As of the date hereof, none FSB or either of the Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in material default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         2.14 Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

         "Loan Portfolio Properties" means those properties which serve as collateral for loans owned by FSB or the Subsidiaries.

         "Other Properties Owned" means those properties owned, leased or operated by FSB or the Subsidiaries.

         (a) To the actual knowledge of FSB and First State, none of FSB or either of the Subsidiaries has been and are not in violation of or liable under any Environmental Law, except as set forth in FSB Disclosure Schedule 2.14(a).

         (b) None of the Other Properties Owned is the subject of liability under, or, to the actual knowledge of FSB and First State, has been in violation of, any Environmental Law.

         (c) To the actual knowledge of FSB and First State, none of the Loan Portfolio Properties has been in violation of, or is the subject of liability under, any Environmental Law.

         (d) To the actual knowledge of FSB and First State, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of FSB and the Subsidiaries taken as a whole.

         2.15 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on FSB's consolidated balance sheets included in the consolidated financial statements referred to in Section 2.04 hereof is in the opinion of FSB's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated balance sheets included in the consolidated financial statements referred to in Section
2.04 hereof is carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

         2.16 Minute Books. Since January 1, 1995, the minute books of FSB and the Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their Boards of Directors (including committees of its Board of Directors) and stockholders.

         2.17 Broker Fees. Except as set forth in FSB Disclosure Schedule 2.17, none of FSB, the Subsidiaries or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         2.18 Year 2000 Compliance. To the actual knowledge of FSB and First State (based in part upon its review and testing efforts, testing and assurances by its third-party data processing servicers and examinations by bank regulatory agencies) all hardware, firmware, software and computer systems owned, used or licensed by FSB and First State, including but not limited to system and application programs, files, data bases and computer services, are Year 2000 Compliant (as defined below), provided, however, that no representation or warranty is made hereby with respect to FSB's and First State's current telephone system (which will be modified or replaced in a manner which is expected to be Year 2000 Compliant). For purposes of this Agreement, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems (i) will correctly and accurately address, produce, store, process and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions; (ii) will provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year; and (iii) will be interoperable with other Year 2000 Compliant hardware or software owned, used or licensed by FSB and First State which may deliver records to, receive records from or otherwise interact with such hardware or software in the course of processing records or data.

         2.19 Disclosures. No representation or warranty contained in Article II of this Agreement, and no statement contained in the FSB Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK

         References to "Bancorp Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Bancorp to FSB. Bancorp and the Bank hereby represent and warrant to FSB and First State as follows as of the date hereof:

         3.01     Corporate Organization.

         (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Bancorp is registered as a thrift holding company under the Home Owners' Loan Act ("HOLA").

         (b) The Bank is duly organized, validly existing and in good standing under the laws of the United States of America and is a wholly-owned subsidiary of Bancorp. The Bank (i) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

         (c) Interim will be at the Effective Time an interim stock corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Interim will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Agreement of Merger and Interim will have no material obligations or liabilities other than its obligations hereunder.

         3.02. Capitalization. The authorized capital stock of Bancorp consists of 100,000,000 shares of common stock, par value $0.01 per share ("Bancorp Common Stock"), of which 40,730,123 are issued and outstanding as of the date hereof, and 25,000,000 shares of preferred stock, $0.01 par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Bancorp, and all issued and outstanding shares of capital stock of the Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of the Bank are owned by Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

         3.03.    Authority; No Violation.

         (a) Bancorp and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bancorp and the Bank, and no other corporate proceedings on the part of Bancorp or the Bank are necessary to consummate the transactions so contemplated. This
Agreement has been duly and validly executed and delivered by Bancorp and the Bank and constitutes a valid and binding obligation of Bancorp and the Bank, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) At the Effective Time, Interim will have full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. At the Effective Time, the execution and delivery of the Agreement of Merger by Interim and the consummation of the transactions contemplated thereby will have been duly and validly approved by the Board of Directors of Interim and by Bancorp as the sole stockholder of Interim, and no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by Interim, will constitute a valid and binding obligation of Interim, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by Bancorp and the Bank, the execution and delivery of the Agreement of Merger by Interim, the consummation by Bancorp and the Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Interim of the transactions contemplated by the Agreement of Merger, compliance by Bancorp or the Bank with any of terms or provisions hereof or compliance by Interim with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Certificate of Incorporation or other governing instrument or Bylaws of Bancorp, the Bank or Interim, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancorp, the Bank or Interim or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Bancorp, the Bank or Interim under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp, the Bank or Interim is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Secretary of State of the State of Delaware, Secretary of State of the State of New Jersey, the Commissioner, the FRB and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Bancorp, the Bank and Interim in connection with (a) the execution and delivery of this Agreement by Bancorp and the Bank or the execution and delivery of the Agreement of Merger by Interim and (b) the completion by Bancorp and the Bank of the transactions contemplated hereby or the completion by Interim of the transactions contemplated by the Agreement of Merger.

         3.04.    Financial Statements.

         (a) Bancorp has previously delivered to FSB copies of the consolidated statements of financial condition of Bancorp as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, in each case accompanied by the audit report of Arthur Andersen LLP, independent certified public accountants, as well as the unaudited consolidated statement of financial condition of Bancorp as of March 31, 1999 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998. The consolidated statements of financial condition of Bancorp referred to herein, as well as the financial statements to be delivered pursuant to Section 4.04 hereof (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the consolidated financial condition of Bancorp as of the respective dates set forth therein, and the related consolidated statements of earnings, stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated earnings, stockholders' equity and cash flows of Bancorp for the respective periods or as of the respective dates set forth therein (it being understood that Bancorp's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of Bancorp, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Bancorp and the Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since March 31, 1999 in the ordinary course of business and consistent with past practice, neither Bancorp nor the Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

         3.05 Ability to Pay Merger Consideration. Bancorp will have available to it as of the Effective Time sufficient cash to pay the Aggregate Merger Consideration to stockholders of FSB as set forth in Section 1.07.

         3.06 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Bancorp and the Bank taken as a whole since March 31, 1999 and to the best knowledge of Bancorp and the Bank, no fact or condition exists which Bancorp or the Bank believes will cause such a material adverse change in the future.

         3.07. Legal Proceedings. Neither Bancorp nor the Bank is a party to any, and there are no pending or, to the best knowledge of Bancorp and the Bank, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Bancorp or the Bank, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Bancorp and the Bank will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Neither Bancorp nor the Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

         3.08. Broker Fees. Except as set forth in Bancorp Disclosure Schedule 3.08, neither Bancorp nor the Bank, nor any of their respective directors or officers, has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         3.09. Disclosures. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Bancorp Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01. Conduct of the Business of FSB and First State. During the period from the date hereof to the Effective Time, FSB and First State shall conduct their respective businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice. FSB and First State shall use their best efforts to (i) preserve their business organization intact, (ii) keep available for themselves, Bancorp and the Bank the present services of the employees of FSB and First State, and (iii) preserve for themselves, Bancorp and the Bank the goodwill of their customers and others with whom business relationships exist.

         4.02. Negative Covenants. FSB agrees that from the date hereof to the Effective Time, except as otherwise approved by Bancorp in writing or as permitted or required by this Agreement, FSB will not and FSB will not permit First State to:

         (i) amend or change any provision of its Certificate of Incorporation or Bylaws;

         (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of FSB, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

         (iii) other than payment by FSB of its regular semi-annual cash dividend equal to $0.75 per share consistent with past practices (which the parties hereto agree shall be payable in October 1999 and, if the Effective Time has not occurred on or prior to March 31, 2000, April 2000), declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of FSB;

         (iv) except as set forth in FSB Disclosure Schedules 4.12(a) and 4.12(b), grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of FSB or First State in effect on the date hereof and disclosed to Bancorp on FSB Disclosure Schedule 2.12(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, for normal year-end bonuses consistent with past practices and policies as reflected on FSB Disclosure Schedule 4.02;

         (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of Bancorp, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than (i) in the ordinary course of business consistent with past practice; or (ii) as set forth in FSB Disclosure Schedule 4.02;

         (vi) sell or dispose of any material assets or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

         (vii) enter into any new capital commitments or make any capital expenditures in excess of $5,000 each other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in FSB Disclosure
Schedule 4.02(vii);

         (viii) except as set forth in FSB Disclosure Schedule 4.02, file any applications or make any contract with respect to branching or site location or relocation;

         (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

         (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

         (xi) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xii) incur any liability for borrowed funds or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 2.13(a).

         (xiii) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

         (xiv) agree to do any of the foregoing.

         4.03. No Solicitation. FSB and First State shall not, and FSB and First State shall not authorize or permit any of their directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of FSB and First State to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Bancorp and the Bank) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving FSB or First State (an "Acquisition Transaction"); provided, however, that FSB and First State may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of FSB makes a good faith determination, after having consulted with and considered the advice of outside counsel, that it is legally required to furnish information in response to such unsolicited inquiries in order to properly discharge its fiduciary duties under applicable New Jersey law. FSB shall promptly communicate to Bancorp the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Bancorp with copies of (i) all such written inquiries or proposals, (ii) an accurate and complete written synopsis of all such oral inquiries or proposals and (iii) an accurate and complete written synopsis of any action taken or not taken, or any response by, FSB with respect to any such written or oral inquiry or proposal.

         4.04. Current Information. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer from time to time, as either party may reasonably request, with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of earnings, without related notes, for such month prepared in accordance with past practices.

         4.05.    Access to Properties and Records; Confidentiality.

         (a) FSB and First State shall permit Bancorp and its representatives reasonable access to its properties and shall disclose and make available to Bancorp all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of FSB and First State, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Bancorp may have a reasonable interest. FSB and First State shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. FSB and First State will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. FSB and First State shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Bancorp and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or
(ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

         (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, FSB shall invite one person (to be designated by Bancorp) to attend all meetings of the Boards of Directors of FSB and First State; provided, however, that FSB and First State may excuse the representative of Bancorp from any discussion concerning the transactions contemplated hereby or any discussion of an Acquisition Transaction or any other matter in which FSB and Bancorp may have conflicting interests.

         4.06.    Regulatory Matters.

         (a) Each of FSB, First State, Bancorp and the Bank shall cooperate with each other and use their best efforts to prepare all necessary documentation to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable (the parties hereto shall, in this context, use their best efforts to consummate the transactions contemplated hereby on or before January 4, 2000). The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

         (b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         (c) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         4.07. Approval of Stockholders. Unless the Board of Directors of FSB makes a good faith determination, after having consulted with and considered the advice of outside counsel, that such recommendation would be deemed to constitute a breach of their fiduciary duties under applicable New Jersey law, FSB will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable for the purposes of securing the adoption of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Bancorp and the Bank with respect to the foregoing matters.

         4.08. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         4.09. Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by FSB and First State with the covenants set forth in Section
4.01 hereof.

         4.10. Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

         4.11. Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to April 30, 2000 and that it will not waive that condition, it will promptly notify the other party. Bancorp and FSB will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

         4.12.    Certain Post-Merger Agreements.

         The parties hereto agree to the following arrangements following the Effective Time:

         (a) Officers and Employees of FSB and First State. Immediately following the Effective Time, Ira Hoberman shall serve as President and Henry O. Boenning shall serve as Executive Vice President of First State Bank, a Division of Staten Island Savings Bank. On or prior to the Effective Time, Messrs. Hoberman and Boenning shall enter into employment agreements with the Bank substantially in the form of Exhibits D and E hereto, respectively. The Bank agrees that, as of the Effective Time, it will offer to employ (at not less than the salary levels in effect as of the Effective Time) those current employees of First State identified on Schedule 4.12(a) and shall continue to employ such individuals (subject to termination for cause) for a period of not less than one year subsequent to the Effective Time. As of the Effective Time, the individuals identified on Schedule 4.12(a) shall be entitled to receive the stay bonus payments identified therein. Except as provided herein and in the above-referenced employment agreements, neither Bancorp, the Bank nor First State shall have any obligation or commitment following the Effective Time to continue the employment of any employee of FSB or First State as of the date hereof.

         (b) Employment, Severance and Change in Control Agreements. Any officer of FSB and First State who has an employment, severance or change in control agreement with FSB or First Bank (each a "Contract Officer") which is disclosed on Schedule 4.12(b) shall receive as of the Effective Time, the severance or termination payments provided for in their respective agreements ("Contract Payments") and as described and quantified in reasonable detail on Schedule 4.12(b). As a condition to receiving their Contract Payments, each Contract Officer shall sign and deliver to Bancorp a release agreement reasonably acceptable to both parties.

         (c) Employee Benefit Plans. Subject to the provisions of this Section 4.12, all employees of FSB or First State immediately prior to the Effective Time who are employed by Bancorp or the Bank (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by the employee benefit plans of Bancorp and the Bank on substantially the same basis as any employee of Bancorp and the Bank in a comparable position. Notwithstanding the foregoing, Bancorp and the Bank may determine to continue any of the FSB benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of FSB's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the employees of Bancorp and the Bank generally. Service to FSB or First State by a Transferred Employee prior to the Effective Time shall be recognized as service to Bancorp or the Bank for purposes of eligibility to participate under the sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans of Bancorp and the Bank. However, notwithstanding anything to the contrary herein, for purposes of determining eligibility to participate in and the vesting of benefits under Bancorp's Employee Stock Ownership Plan, 401(K) Plan and defined benefit plan, Bancorp shall not recognize years of service with FSB and First State and Transferred Employees will be treated as "new employees" of Bancorp and the Bank for purposes of determining eligibility and vesting under such plans. Bancorp and the Bank agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by FSB and First State on the Effective Time and who then change coverage to the medical or hospitalization indemnity health plan of Bancorp and the Bank at the time such Transferred Employees are first given the option to enroll. Notwithstanding the foregoing, the parties agree that, as of the Effective Time, Mr. Ira Hoberman shall be awarded (i) options to acquire 25,000 shares of Bancorp Common Stock pursuant to the terms and conditions of Bancorp's 1998 Stock Option Plan, as amended and restated, as well as (ii) a plan share award for 25,000 shares of Bancorp Common Stock pursuant to the terms and conditions of Bancorp's 1998 Recognition and Retention Plan, as amended and restated.

         (d) Indemnification. From and after the Effective Time through the sixth anniversary of the Effective Time, Bancorp shall indemnify and hold harmless each present and former director, officer and employee of FSB and First State determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under New Jersey law, the Certificate of Incorporation and Bylaws of FSB or First State as in effect on the date hereof.

         Any  Indemnified  Party  wishing  to claim  indemnification  under this
Section 4.12(d), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Bancorp, but the failure to so notify shall not relieve Bancorp of any liability it may have to such Indemnified Party if such failure does not materially prejudice Bancorp. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Bancorp shall have the right to assume the defense thereof and Bancorp shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Bancorp, and Bancorp shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Bancorp shall not be liable for any settlement effected without its prior written consent, which consent shall not be withheld unreasonably.

         In the event that Bancorp or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.12(d), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

         (d) Insurance. Bancorp and the Bank shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties Costs in connection with any Claims for a period of three (3) years after the Effective Time at annual premiums no greater than 125% of the annual premium of the directors' and officers' liability insurance maintained by FSB and First State as of the date hereof.


                                    ARTICLE V

                               CLOSING CONDITIONS

         5.01. Conditions to the Parties' Obligations Under This Agreement. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) All necessary regulatory, governmental or third party approvals, waivers, clearances, authorizations and consents (including without limitation the requisite approval and/or non-objection of the FRB, OTS and the Commissioner required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which would materially impair the value of FSB and First State to Bancorp and the Bank or materially adversely affect the terms of the Merger as they relate to the shareholders of FSB; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

         (b) All corporate action necessary to authorize the execution and delivery of this Agreement and the Agreement of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Bancorp, the Bank, FSB and First State, including approval by the requisite vote of the stockholders of FSB of this Agreement and the Agreement of Merger.

         (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Bancorp, the Bank, FSB or First State determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

         5.02. Conditions to the Obligations of Bancorp and the Bank Under This Agreement. The obligations of Bancorp and the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Bancorp and the
Bank:

         (a) Each of the obligations of FSB and First State required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of FSB and First State contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date, or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of FSB and First State taken as a whole, and Bancorp and the Bank shall have received a certificate to that effect signed by the President and Chief Executive Officer of FSB and First State.

         (b) FSB and First State shall have furnished Bancorp and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Bancorp and the Bank may reasonably request.

         5.03. Conditions to the Obligations of FSB and First State Under this Agreement. The obligations of FSB and First State under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by FSB and First
State:

         (a) Each of the obligations of Bancorp and the Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Bancorp and the Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole, and FSB and First State shall have received a certificate to that effect signed by the President and Chief Executive Officer of Bancorp and the Bank.

         (b) Messrs. Hoberman and Boenning shall have entered into employment agreements in the form of Exhibits D and E hereto, respectively.

         (c) Bancorp and the Bank shall have furnished FSB and First State with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as FSB and First State may reasonably request.

                                   ARTICLE VI

                     TERMINATION, AMENDMENT AND WAIVER, ETC.

         6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of FSB:

         (a)      by mutual written consent of the parties hereto;

         (b) by Bancorp, the Bank, FSB or First State (i) if the Effective Time shall not have occurred on or prior to April 30, 2000, or (ii) if a vote of the stockholders of FSB is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of FSB contemplated by Section 4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (c) by Bancorp or FSB upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

         (d) by Bancorp or the Bank in writing if FSB or First State has, or by FSB or First State in writing if Bancorp or the Bank has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which, in the case of either
(i) or (ii), breach would have a material adverse effect on the business, operations, assets or financial condition of FSB and First State taken as a whole or Bancorp and the Bank taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (e) by Bancorp or FSB in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Bancorp or FSB as applicable, would materially impair the value of FSB and First State taken as a whole to Bancorp, or would materially adversely affect the terms of the Merger as they relate to the shareholders of FSB and the time period for appeals and requests for reconsideration has run;

         (f) by Bancorp or the Bank in the event of a Purchase Event (as defined in Section 7.01(d) hereof); and

         (g) by Bancorp or FSB in the event that the Board of Directors of FSB, after having consulted with and considered the advice of outside legal counsel, determines not to recommend to its stockholders the approval of this Agreement and/or to take the necessary actions to obtain such approval pursuant to the exception provided in the introductory clauses of Section 4.07 hereof.

         6.02. Effect of Termination. In the event of termination of this Agreement by Bancorp, the Bank, FSB or First State as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and
7.01 hereof and except for liability for any breach of this Agreement.

         6.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of FSB, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of FSB, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies the amount of the Merger Consideration to be delivered to stockholders of FSB. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01.    Expenses.

         (a) Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, accounting and investment banking fees and expenses, filing fees and printing expenses, except as set forth below.

         (b) Subject to Section 7.01(c), below, and notwithstanding any other provision in this Agreement to the contrary, in the event that any of the parties shall willfully default in its obligations hereunder, the nondefaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party the greater of (i) $3.5 million and (ii) the amount of all damages, costs and expenses, including without limitation legal, accounting and investment banking fees and expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails.

         (c) FSB shall pay Bancorp, and Bancorp shall be entitled to payment of, a fee equal to $3.5 million (the "Fee") upon the (i) occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein) or (ii) the termination of this Agreement pursuant to Section 6.01(g). Such payment shall be made to Bancorp in immediately available funds within five business days after the occurrence of a Purchase Event or the date of notice of termination of this Agreement pursuant to Section 6.01(g) hereof, as the case may be. A Fee Termination Event shall be the first to occur of the following: (x) the Effective Time or (y) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Bancorp pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of FSB and First State).

         (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) FSB or First State shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder) other than

         Bancorp or any affiliate of Bancorp (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933) or the Board of Directors of FSB shall have recommended that the shareholders of FSB approve or accept any Acquisition Transaction with any person other than Bancorp or any affiliate of Bancorp;

                  (ii) After a bona fide written proposal is made by any person other than Bancorp or any affiliate of Bancorp to FSB, First State or FSB's shareholders to engage in an Acquisition Transaction, (A) FSB or First State shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Bancorp to terminate this Agreement or (B) the holders of the FSB Common Stock shall not have approved this Agreement and the Agreement of Merger at the meeting of such shareholders held for the purpose of voting on this Agreement and the Agreement of Merger, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or (C) the Board of Directors of FSB shall have withdrawn or modified in a manner adverse to Bancorp the recommendation of the Board of Directors of FSB with respect to this Agreement and the Agreement of Merger.

         If more than one occurrence constituting a Purchase Event under this Section arises, then all such occurrences shall give rise to only one Purchase Event.

         (e) FSB shall give written notice to Bancorp within 24 hours of the occurrence of a Purchase Event known to FSB; however, the giving of such notice by FSB shall not be a condition to the right of Bancorp to obtain the Fee.

         (f) Payment of the Fee shall be in lieu of, and not in addition to, the payment of damages pursuant to Section 7.01(b) of this Agreement.

         7.02. Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of Sections 4.12 and 7.01 hereof.

         7.03. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

         (a)      If to Bancorp, to:

                  Staten Island Bancorp, Inc.
                  15 Beach Street
                  Staten Island, New York
                  Attn:    Harry P. Doherty
                           Chairman and Chief Executive Officer

                  Copy to:

                  Elias, Matz, Tiernan and Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Raymond A. Tiernan, Esq.

         (b)      If to FSB, to:

                  First State Bancorp
                  4261 Route #9 North
                  Howell, New Jersey 07731
                  Attn:    Ira Hoberman
                           President

                  Copy  to:

                  Lowenstein Sandler, PC
                  65 Livingston Avenue
                  Roseland, New Jersey 07068
                  Attn: Peter H. Ehrenberg, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         7.04. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         7.05. Complete Agreement. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

         7.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.07. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7.08. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, Bancorp, the Bank, FSB and First State have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                             STATEN ISLAND BANCORP, INC.

Attest:

/s/James R. Coyle                    By: /s/Harry P. Doherty
-------------------                      -------------------------------
James R. Coyle                              Harry P. Doherty
President and Chief                         Chairman and Chief Executive Officer
  Operating Officer

                                             STATEN ISLAND SAVINGS BANK

Attest:

/s/James R. Coyle                    By: /s/Harry P. Doherty
-------------------                      -------------------------------
James R. Coyle                              Harry P. Doherty
President and Chief                         Chairman and Chief Executive Officer
  Operating Officer


                                             FIRST STATE BANCORP


Attest:

/s/Henry O. Boenning                     By: /s/Ira Hoberman
--------------------                         -------------------------------
Henry O. Boenning                            Name: Ira Hoberman
Executive Vice President                     Title: President
  and Treasurer



                                             FIRST STATE BANK

Attest:

/s/Henry O. Boenning                     By: /s/Ira Hoberman
--------------------                         -------------------------------
Henry O. Boenning                            Name: Ira Hoberman
Executive Vice President                     Title: President
  and Treasurer

                                                                       EXHIBIT A


                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of August 18, 1999, by and among Staten Island Bancorp, Inc. (the "Acquiror"), a Delaware corporation, and certain stockholders of First State Bancorp (the "Company"), a New Jersey corporation, named on Schedule I hereto in their capacity as individuals (collectively the "Stockholders").

                                   WITNESSETH:

         WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of SIB Acquisition Corp. ("Interim"), a to-be-formed wholly owned subsidiary of the Acquiror, with and into the Company (the "Merger"); and

         WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of Acquiror Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, stated value $5.00 per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

         (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the related Agreement of Merger between Interim and the Company;

         (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in
Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock; and

         (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

         Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock held by each Stockholder, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

         3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         4.  Termination.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                              STATEN ISLAND BANCORP, INC.


                              By: /s/Harry P. Doherty
                                  -------------------------
                                  Name:  Harry P. Doherty
                                  Title: Chairman and Chief Executive Officer


                              COMPANY STOCKHOLDERS:

                              /s/Robert P. Krantz, D.D.S.
                              -----------------------------
                              Robert P. Krantz, D.D.S.


                              /s/Ira Hoberman
                              -----------------------------
                              Ira Hoberman


                              /s/Rose Gerszberg
                              -----------------------------
                              Rose Gerszberg


                              /s/Henry O. Boenning
                              -----------------------------
                              Henry O. Boenning


                              /s/Glen Bernstein, M.D.
                              -----------------------------
                              Glen Bernstein, M.D.


                              /s/Morgan M. Davis
                              -----------------------------
                              Morgan M. Davis


                              /s/Ralph Kuhn, M.D.
                              -----------------------------
                              Ralph Kuhn, M.D.

                                   SCHEDULE I



                                                    Number of Shares of
                                                    Company Common Stock
Name of Stockholder                                  Beneficially Owned
---------------------------------------    ------------------------------------

Robert P. Krantz, D.D.S.                                  20,249
Ira Hoberman                                              83,478
Rose Gerszberg                                            48,758
Henry O. Boenning                                         76,390
Glen Bernstein, M.D.                                      10,003
Morgan M. Davis                                           21,495
Ralph Kuhn, M.D.                                          16,288

                                                                       EXHIBIT B

                     PLAN OF MERGER OF SIB ACQUISITION CORP.
                                      INTO
                               FIRST STATE BANCORP

         PLAN OF MERGER, dated as of ____ _____, 2000, by and between SIB Acquisition Corp. ("Interim"), a New Jersey corporation formed by Staten Island Bancorp, Inc. ("Company"), a Delaware corporation, solely to facilitate the transactions contemplated by the Reorganization Agreement, defined below, and First State Bancorp ("FSB"), a New Jersey corporation. Interim and FSB are hereinafter sometimes collectively referred to as the "Merging Corporations."

         This Plan of Merger is being entered into pursuant to an Agreement and Plan of Reorganization, dated as of August 18, 1999 (the "Reorganization Agreement") by and among the Company, Staten Island Savings Bank (the "Bank"), FSB and First State Bank ("First State").

         In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1  "Effective   Time"  shall  mean  the  time  at  which  the  Merger
contemplated  by this Plan of Merger  becomes  effective  as provided in Section
1.01 and 1.05 of the Reorganization Agreement.

         1.2 "Interim Common Stock" shall mean the common stock, par value $.01 per share, of Interim owned by the Company.

         1.3 "FSB Common Stock" shall mean the common stock, stated value $5.00 per share, of FSB.

         1.4 The "Merger" shall refer to the merger of Interim with and into FSB as provided in Section 2.1 of this Plan of Merger.

         1.5 "Surviving Corporation" shall refer to FSB as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

         2.1 The Merger. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Interim shall be merged with and into FSB pursuant and subject to the New Jersey Business Corporation Act ("NJBCA"). FSB shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of New Jersey. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

         2.2 Certificate of Incorporation and Bylaws. As of the Effective Time, the Certificate of Incorporation and Bylaws of FSB shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         2.3 Directors and Officers of the Surviving Corporation. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1 Conversion of FSB Common Stock.

         As of the Effective Time, each share of FSB Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by FSB (including treasury shares) or the Company or the Bank other than in a fiduciary capacity, which shares shall be cancelled) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $174.93 in cash (such amount hereinafter referred to as the "Merger Consideration").

         3.2      Exchange of Shares.

         (a) As of the Effective Date, the Company shall deposit in trust with __________ ("Exchange Agent") cash in an amount equal to the maximum aggregate Merger Consideration.

         (b) As soon as practicable after the Effective Time but no later than five business days after the Effective Time, the Exchange Agent will send to each holder of record of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of FSB Common Stock ("Certificates"), a notice and a letter of transmittal for use in exchanging such Certificates for the Merger Consideration. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent. Within five business days following receipt of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Merger Consideration as provided in
Section 3.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any holder of FSB Common Stock the Merger Consideration to which such holder of FSB Common Stock would otherwise be entitled until such holder surrenders the Certificate for exchange or, in lieu thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Company. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Merger Consideration payable for the outstanding shares of FSB Common Stock.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of FSB of the shares of FSB Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer to FSB, they shall be cancelled and exchanged for the Merger Consideration.

         (d) If payment of the Merger Consideration pursuant to Section 3.1 hereof for shares of FSB Common Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Company in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Company that such tax has been paid or is not payable.

         (e) Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Section 3.2 that remains unclaimed by the stockholders of FSB six (6) months after the Effective Time (as well as proceeds from any investment thereof) shall be returned to the Company. Any stockholder of FSB who had not exchanged his shares of FSB Common Stock for the Merger Consideration in accordance with the Reorganization Agreement prior to that time shall thereafter look to the Company for payment of the Merger Consideration in respect of such shares without any interest thereon.

         3.3 Interim Common Stock. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of issued and outstanding shares of common stock of the Surviving Corporation.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

         4.2 Termination. This Plan of Merger shall be terminated upon the termination of the Reorganization Agreement in accordance with Article VI thereof.

         4.3 Amendments. To the extent permitted by law and the Reorganization Agreement, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         4.4 Successors. This Plan of Merger shall be binding on the successors of Interim and FSB.

         IN WITNESS WHEREOF, Interim and FSB have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.


                              SIB ACQUISITION CORP.

Attest:

                             By:
----------------------           ------------------------------------------
James R. Coyle                        Harry P. Doherty
President and Chief                   Chairman and Chief Executive Officer
  Operating Officer


                               FIRST STATE BANCORP
Attest:


                             By:
----------------------           ------------------------------------------
                                       Ira Hoberman
                                       President

                                                                       EXHIBIT C

                                     FORM OF
                 AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF
                               FIRST STATE BANCORP
                         BY STATEN ISLAND BANCORP, INC.


         AGREEMENT AND PLAN OF MERGER AND  LIQUIDATION  agreed to this __ day of
____  2000,  between  Staten  Island  Bancorp,   Inc.,  a  Delaware  corporation
("Company"), and First State Bancorp, a New Jersey corporation ("FSB").

         WHEREAS, the Company owns all of the issued and outstanding capital stock of FSB; and

         WHEREAS, the Company wishes to approve, authorize, and consent to (i) the merger of FSB with and into the Company pursuant to the New Jersey Business Corporation Act ("NJBCA") and the Delaware General Corporation Law ("DGCL") and
(ii) the voluntary liquidation of FSB in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code") and pursuant to an Agreement and Plan of Reorganization, dated as of August ____ 1999; and

         WHEREAS, SIB Acquisition Corp., a New Jersey corporation and former subsidiary of the Company, previously has merged with and into FSB.

         NOW, THEREFORE, the parties hereto agree as follows:


         1. The Company approves, authorizes, and consents to the merger and liquidation of FSB.

         2. Following the consummation of this Agreement and Plan of Merger and Liquidation, FSB shall be liquidated in accordance with the provisions of
Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of FSB are authorized and directed to distribute FSB's assets (subject to its liabilities) within one year in cancellation of its stock to the Company, as owner of all of its issued and outstanding stock.

         4. The officers of FSB are further authorized and directed to take all appropriate and necessary actions to liquidate FSB in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.



                           STATEN ISLAND BANCORP, INC.

Attest:

                             By:
----------------------           ------------------------------------------
James R. Coyle                    Harry P. Doherty
President and Chief               Chairman and
  Operating Officer
  Chief Executive Officer


                               FIRST STATE BANCORP

Attest:

                             By:
----------------------           ------------------------------------------
                                 Chairman, President and
                                   Chief Executive Officer

                                                                       EXHIBIT D



                              EMPLOYMENT AGREEMENT



         AGREEMENT, dated ________ __, 2000, between Staten Island Savings Bank (the "Bank"), a federally chartered savings bank and a wholly owned subsidiary of Staten Island Bancorp, Inc. ("Bancorp"), and Ira Hoberman (the "Employee").

         WHEREAS, the Bank desires to obtain the services of the Employee, and the Employee desires to provide such services to the Bank, on the terms set forth in this Agreement;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


         1.       Employment and Duties.

                  (a) The Bank hereby employs the Employee, and the Employee accepts employment, to serve as an officer of the Bank, and to perform such duties as may reasonably be assigned to him from time to time by the Bank's Board of Directors. Initially, and for a period of not less than one year from the date hereof, the Employee shall serve as President of First State, which is a division of the Bank. Subsequent to such one-year period, the Employee shall continue to serve as President of the First State Division pursuant to the terms hereof for the remainder of the Term, as defined below; provided, however, that in the event that First State ceases to be a separate division of the Bank subsequent to the one-year anniversary hereof, then the Employee, if deemed appropriate by the Board of Directors of the Bank, shall serve as President of the Bank's Howell, New Jersey division. In the event that during the Term hereof the Employee is not serving as either the President of the First State Division or the President of the Howell, New Jersey division, the parties shall use their reasonable best efforts to mutually agree upon the Executive's corporate title. The Employee shall be based at First State's offices in Howell, New Jersey, or such other place as may be mutually agreed upon by the Bank and the Employee.

                  (b) The Employee hereby agrees to perform such duties, to fulfill such responsibilities and to serve the Bank faithfully, industriously and to the best of his ability, and to devote his best efforts and substantially all of his full working time and attention to performing his duties under this Agreement.

         2.       Term.

                  This Agreement shall be effective as of ________ __, 2000 and, subject to the provisions of Section 4 hereof, the Employee's employment hereunder shall continue until ________ __, 2003 (such three-year period is hereinafter referred to as the "Term").


         3.       Compensation:  Expenses; Benefits.

                  (a) As compensation for his services hereunder in whatever capacity rendered, the Bank shall pay the Employee a salary ("Salary"), payable monthly in advance or in more frequent installments and at such times during the month as is customary with respect to senior officers of the Bank, at an annual rate of $350,000. In addition, as of the date hereof, as a further inducement to the Employee to enter into this Agreement, the Bank has paid Employee a signing bonus of $175,000 (receipt of which is hereby acknowledged by the Employee). Such Salary shall continue to be paid and provided, regardless of any illness or incapacity of the Employee, until this Agreement is terminated. In addition to his base Salary, the Employee shall be entitled to receive such bonuses as may be determined from time to time by the Bank's Board of Directors.

                  (b) The Employee shall be entitled to participate in all employee benefit plans generally available from time to time, to the senior officers of the Bank (subject to the applicable provisions of such plans) including, but not limited to, Bancorp's 1998 Stock Option Plan, as amended and restated ("SOP"), and its 1998 Recognition and Retention Plan, as amended and restated ("RRP"), so long as such benefits comply with applicable law (including without limitation the Internal Revenue Code and ERISA). Service to First State Bancorp ("FSB") or First State Bank ("First State") by the Employee prior to the date hereof shall be recognized as service to Bancorp or the Bank for purposes of eligibility to participate under the sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans of Bancorp and the Bank. However, notwithstanding anything to the contrary herein, for purposes of determining eligibility to participate in and the vesting of benefits under Bancorp's Employee Stock Ownership Plan, 401(k) Plan and defined benefit plan, Bancorp shall not recognize years of service with FSB and First State and the Employee will be treated as a "new employee" of Bancorp and the Bank for purposes of determining eligibility and vesting under such plans.
Employee acknowledges that, as of the date hereof, he has received options to acquire 25,000 shares of Bancorp common stock pursuant to the SOP (which shares have been registered under the Securities Act of 1933, as amended ("1933 Act"), pursuant to an effective registration statement on Form S-8) and plan share awards for 25,000 shares of Bancorp common stock pursuant to the RRP (which shares will not be deemed to be "restricted securities," as defined in Rule 144 of the rules and regulations under the 1933 Act).

                  (c) The Employee shall be entitled to advances or reimbursement for his ordinary and necessary business expenses incurred in the performance of his duties hereunder provided that his claims therefor shall be supported by the documentation required by the Bank in accordance with its usual practice. In addition, the Employee shall be entitled to receive an automobile allowance of $750 per month plus the use of a Bank credit card for the purchase of gasoline in accordance with the Bank's normal practice.

                  (d) The Employee shall be entitled to four weeks of paid vacation per year.

         4.       Termination of Employment.

                  If any of the following events occur before the expiration of the Term, Employee's employment with the Bank shall terminate upon the occurrence of such event:

                  (a) Employee's death, or any illness, disability or other incapacity that renders Employee physically unable regularly to perform his duties hereunder for a period in excess of ninety (90) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period.

                  (b) Thirty (30) days after the Bank gives written notice to Employee of his termination if said termination is without cause.

                  (c) At any time, by written notice from the Bank to Employee, if said termination is for cause. For purposes of this Section 4(c) and Section 4(b), "cause" is defined as (i) the material breach by Employee of any provision of this Agreement (which is not cured within thirty (30) days after written notice to the Employee thereof), (ii) Employee's conviction of a crime constituting a felony or involving moral turpitude, or (iii) an act by Employee of material dishonesty or fraud in connection with Employee's performance of his duties to the Bank.

         5.       Severance.

                  (a) In the event Employee's employment is terminated pursuant to Section 4(c) above, Employee shall not be entitled to any Salary or other severance benefits from the Bank other than those rights accorded him by law.

                  (b) In the event Employee's employment is terminated pursuant to Sections 4(a) or 4(b) above, Employee (or his estate or guardian) shall be entitled to the continued receipt of his Salary for the remainder of the Term paid as and when otherwise due. The Employee shall also be entitled to continued coverage under the Bank's group hospitalization and health insurance programs for the periods specified in COBRA upon payment by the Employee of the requisite amounts thereunder.

                  (c) In the event Employee's employment is terminated prior to ________ __, 2005, the Bank shall ensure that the Employee continues to become fully vested in the stock options and Recognition and Retention Plan share awards granted as of the date hereof.

         6.       Noncompetition.

                  (a) At any time during the period of his employment  hereunder and for an additional period of two (2) years thereafter (such additional two-year period is hereinafter referred to as the "Non-Compete Period"), the Employee will not reveal, divulge or make known to any individual, partnership, joint venture, corporation or other business entity (other than the Bank or its affiliates) or use for the Employee's own account any customer lists, trade secrets, formulae or any secret or any confidential information of any kind ("Protected Information") used by the Bank or any of its commonly controlled affiliates in the conduct of the Bank's business and made known to the Employee by reason of the Employee's employment with the Bank or any of its affiliates (whether or not with the knowledge and permission of the Bank and whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Employee); provided, that Protected Information shall not include information that shall become known to the public or the trade without violation of this Section 6(a); and provided, further, that the Employee shall not violate this Section 6(a) if Protected Information is disclosed by the Employee at the direction of the Bank in connection with the performance of the Employee's duties or if the Employee is required to provide Protected Information in any legal proceeding or by order of any court.

                  (b) During the period of his employment with the Bank hereunder and during the Non-Compete Period, the Employee will not, directly or indirectly, engage in the business of, or own or control an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned company), or act as director, officer or employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity known to the Employee to be directly or indirectly engaged in banking in any location within a 10 mile radius of any branch office of the Bank located in New Jersey. The time period during which the restrictions set forth in this paragraph apply shall be extended by the length of time during which the Employee violates these restrictions in any respect.

                  (c) The Employee agrees that during the period of his employment hereunder and during the Non-Compete Period, the Employee shall not knowingly employ or solicit, encourage or induce any person who at any time within one year prior to the Employee's termination of employment shall have been an employee of the Bank or any of its commonly controlled affiliates, to become employed by or associated with any individual, partnership, joint venture, corporation or other business entity other than the Bank, and the Employee shall not knowingly approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other individual, partnership, joint venture, corporation, or other business entity or knowingly assist any such individual, partnership, joint venture, corporation or other business entity in taking such action.

                  (d) In consideration of his duties and obligations hereunder, the Bank shall pay to the Employee the amount of $350,000 on the first day of the Non-Compete Period.

         7.       Acknowledgments.

                  (a) The Employee acknowledges that the provisions of Section 6 above are reasonable and necessary for the protection of the Bank and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be divisible. In the event that any provision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  (b) The Employee acknowledges that the Bank will be irrevocably damaged if the covenants contained in Section 6 are not specifically enforced. Accordingly, the Employee agrees that, in addition to any other relief to which the Bank may be entitled the Bank shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining the Employee from any actual or threatened breach of such covenants.


         8.       Representations, Warranties, and Covenants of Employee.

                  The Employee represents, warrants, and covenants to and with the Bank that (a) he is not and will not become a party to any agreement, contract or understanding, whether employment or otherwise, and that he is not subject to any order, judgment or decree of any court or governmental agency, which would, in any way, restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement and
(b) he is of sufficient physical and mental health to fulfill his duties, obligations, and responsibilities under the terms of this Agreement.



         9.       Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state.

                  (b) Notices. All notices, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with receipt confirmed), (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

         If to the Employee:


         Ira Hoberman
         1434 Walden Avenue
         Lakewood, New Jersey 08701

         with a copy to:
         Lowenstein Sandler PC
         Attn: Peter H. Ehrenberg, Esq.
         65 Livingston Avenue
         Roseland, New Jersey 07068

         Telecopier No. (973) 597-2351



         If to the Bank:


         Staten Island Savings Bank
         c/o Harry P. Doherty, Chairman
           and Chief Executive Officer
         15 Beach Street
         Staten Island, New York 10304

         Telecopier No.:(718) 727-3794


         with a copy to:

         Elias, Matz, Tiernan & Herrick L.L.P.
         Attn: Raymond A. Tiernan, Esq.
         734 15th Street, NW
         12th Floor
         Washington, DC 20005

         Telecopier No.: (202) 347-2172


         (c) Entire Agreement; Amendment. This Agreement shall supersede all existing agreements between the Employee and the Bank relating to the terms of his employment. This Agreement may not be amended except by a written agreement signed by both parties.

         (d) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         (e) Assignment. Subject to the limitations below, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall not be assignable by the Employee, and shall be assignable by the Bank only to any corporation resulting from the reorganization, merger or consolidation of Bancorp or the Bank with any other corporation or any corporation to which Bancorp or the Bank may sell all or substantially all of its assets,


                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.


                                                 STATEN ISLAND SAVINGS BANK





                                       By:
                                            ------------------------------------
                                            Harry P. Doherty
                                            Chairman of the Board
                                              and Chief Executive Officer




                                            ------------------------------------
                                            Ira Hoberman

                                                                       EXHIBIT E
                              EMPLOYMENT AGREEMENT



         AGREEMENT, dated ________ __, 2000, between Staten Island Savings Bank (the "Bank"), a federally chartered savings bank and a wholly owned subsidiary of Staten Island Bancorp, Inc. ("Bancorp"), and Henry O. Boenning (the "Employee").

         WHEREAS, the Bank desires to obtain the services of the Employee, and the Employee desires to provide such services to the Bank, on the terms set forth in this Agreement;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


         1.       Employment and Duties.

                  (a) The Bank hereby employs the Employee, and the Employee accepts employment, to serve as an officer of the Bank, and to perform such duties as may reasonably be assigned to him from time to time by the Bank's Board of Directors. Initially, the Employee shall serve as Executive Vice President of First State, which is a division of the Bank. The Employee shall be based at First State's offices in Howell, New Jersey, or such other place as may be mutually agreed upon by the Bank and the Employee.

                  (b) The Employee hereby agrees to perform such duties, to fulfill such responsibilities and to serve the Bank faithfully, industriously and to the best of his ability, and to devote his best efforts and substantially all of his full working time and attention to performing his duties under this Agreement.


         2.       Term.

                  This Agreement shall be effective as of ________ __, 2000 and, subject to the provisions of Section 4 hereof, the Employee's employment hereunder shall continue until ________ __, 2001 (such one-year period is hereinafter referred to as the "Term").


         3.       Compensation:  Expenses; Benefits.

                  (a) As compensation for his services hereunder in whatever capacity rendered, the Bank shall pay the Employee a salary ("Salary"), payable monthly in advance or in more frequent installments and at such times during the month as is customary with respect to senior officers of the Bank, at an annual rate of $175,000. Such Salary shall continue to be paid and provided, regardless of any illness or incapacity of the Employee, until this Agreement is terminated. In addition to his base Salary, the Employee shall be entitled to receive such bonuses as may be determined from time to time by the Bank's Board of Directors.

                  (b) The Employee shall be entitled to participate in all employee benefit plans generally available from time to time to the senior officers of the Bank (subject to the applicable provisions of such plans), so long as such benefits comply with applicable law (including without limitation the Internal Revenue Code and ERISA). Service to First State Bancorp ("FSB") or First State Bank ("First State") by the Employee prior to the date hereof shall be recognized as service to Bancorp or the Bank for purposes of eligibility to participate under the sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans of Bancorp and the Bank. However, notwithstanding anything to the contrary herein, for purposes of determining eligibility to participate in and the vesting of benefits under Bancorp's Employee Stock Ownership Plan, 401(k) Plan and defined benefit plan, Bancorp shall not recognize years of service with FSB and First State and the Employee will be treated as a "new employee" of Bancorp and the Bank for purposes of determining eligibility and vesting under such plans.

                  (c) The Employee shall be entitled to advances or reimbursement for his ordinary and necessary business expenses incurred in the performance of his duties hereunder provided that his claims therefor shall be supported by the documentation required by the Bank in accordance with its usual practice. In addition, the Employee shall be entitled to receive an automobile allowance of $500 per month.

                  (d) The Employee shall be entitled to four weeks of paid vacation per year.


         4.       Termination of Employment.

                  If any of the following events occur before the expiration of the Term, Employee's employment with the Bank shall terminate upon the occurrence of such event:

                  (a) Employee's death, or any illness, disability or other incapacity that renders Employee physically unable regularly to perform his duties hereunder for a period in excess of ninety (90) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period.

                  (b) Thirty (30) days after the Bank gives written notice to Employee of his termination if said termination is without cause.

                  (c) At any time, by written notice from the Bank to Employee, if said termination is for cause. For purposes of this Section 4(c) and Section 4(b), "cause" is defined as (i) the material breach by Employee of any provision of this Agreement (which is not cured within thirty (30) days after written notice to the Employee thereof), (ii) Employee's conviction of a crime constituting a felony or involving moral turpitude or (iii) an act by Employee of material dishonesty or fraud in connection with Employee's performance of his duties to the Bank.


         5.       Severance.

                  (a) In the event Employee's employment is terminated pursuant to Section 4(c) above, Employee shall not be entitled to any Salary or other severance benefits from the Bank other than those rights accorded him by law.

                  (b) In the event Employee's employment is terminated pursuant to Sections 4(a) or 4(b) above, Employee (or his estate or guardian) shall be entitled to the continued receipt of his Salary for the remainder of the Term paid as and when otherwise due. The Employee shall also be entitled to continued coverage under the Bank's group hospitalization and health insurance programs for the periods specified in COBRA upon payment by the Employee of the requisite amounts thereunder.


         6.       Representations, Warranties, and Covenants of Employee.

                  The Employee represents, warrants, and covenants to and with the Bank that (a) he is not and will not become a party to any agreement, contract or understanding, whether employment or otherwise, and that he is not subject to any order, judgment or decree of any court or governmental agency, which would, in any way, restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement and
(b) he is of sufficient physical and mental health to fulfill his duties, obligations, and responsibilities under the terms of this Agreement.



         7.       Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state.

                  (b) Notices. All notices, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with receipt confirmed), (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

         If to the Employee:


         Henry O. Boenning
         415 Trenton Avenue
         Point Pleasant Beach, New Jersey 08742

         with a copy to:
         Lowenstein Sandler PC
         Attn: Peter H. Ehrenberg, Esq.
         65 Livingston Avenue
         Roseland, New Jersey 07068

         Telecopier No. (973) 597-2351



         If to the Bank:


         Staten Island Savings Bank
         c/o Harry P. Doherty, Chairman
           and Chief Executive Officer
         15 Beach Street
         Staten Island, New York 10304

         Telecopier No.:(718) 727-3794


         with a copy to:

         Elias, Matz, Tiernan & Herrick L.L.P.
         734 15th Street, NW
         12th Floor
         Washington, DC 20005

         Telecopier No.: (202) 347-2172
         Attention: Raymond A. Tiernan, Esq.

         (c) Entire Agreement; Amendment. This Agreement shall supersede all existing agreements between the Employee and the Bank relating to the terms of his employment. This Agreement may not be amended except by a written agreement signed by both parties.

         (d) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         (e) Assignment. Subject to the limitations below, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall not be assignable by the Employee, and shall be assignable by the Bank only to any corporation resulting from the reorganization, merger or consolidation of Bancorp or the Bank with any other corporation or any corporation to which Bancorp or the Bank may sell all or substantially all of its assets,


                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.


                                                     STATEN ISLAND SAVINGS BANK





                                       By:
                                           -------------------------------------
                                           Harry P. Doherty
                                           Chairman of the Board
                                             and Chief Executive Officer




                                           -------------------------------------
                                           Henry O. Boenning